UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): June 5, 2017

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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Item 1.01 - Entry into a Material Definitive Agreement

On June 5, 2017 (the "Closing Date"), Newgioco Group, Inc. (the "Company") closed a Subscription Agreement (the "Agreement") with a group of unaffiliated accredited investors (the "Investors").

Under the Agreement, the Investors agreed to purchase up to 1,000 (US Dollar) unsecured Debenture Units from us to raise up to $1,000,000 in gross proceeds. On June 5, 2017, the Investors puchased 150 (CDN Dollar) units and the Company issued Debentures for the total principal amount of CDN $150,000 (approx.
US $111,000)(the "Principal Amount") to the Investors.

Each Debenture Unit is comprised of (i) the issuance of CDN $1,000 of debentures bearing interest at a rate of 10% per annum, with a minimum maturity period of five (5) months to a maximum of two (2) years from the date of issuance,
(ii) 100 warrants which may be exercised at $1.00 per warrant to receive one common share prior to June 5, 2019, and (iii) the whole or any part of the principal amount of the Debenture plus any accrued and unpaid interest may be converted into common shares of the Company at a fixed price of $1.50 per share at any time up to June 5, 2019. The Debenture shall be designated as Debenture Due June 5, 2019.

The Debentures are issued pursuant to an exemption from registration under
Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and therefore are not registered under the Securities Act or the securities laws of any state of the United States and cannot be offered, sold, pledged or otherwise transferred or assigned in the United States or to a resident of the United States unless an exemption from such registration requirements is available. This Debenture has not been and will not be qualified for sale or registered under the laws of any other jurisdiction and any transferee should refer to the securities laws of any jurisdiction applicable to them.

The Company paid finders fees of CDN $7,500 to Dominick Inc. and legal fees of CDN $2,500 to facilitate the transaction resulting in net proceeds of CDN $140,000.

Dominick Inc. is a leading Canadian investment dealer with employees in Toronto, Montreal & Calgary. The firm descends from one of the oldest, continuously operating financial institutions in North America, New York based
Dominick & Dickerman. Operations commenced in Canada in 1929 and now include Investment Banking & Advisory, Equity and Capital Markets, Institutional Sales
& Trading, and Private Client Wealth Management services.

A copy of the form of Agreement, Debenture, Warrant and Exercise Forms are filed herewith as Exhibit 10.10 and are incorporated by reference into this Item 1.01 and 2.03 of this Current Report.

Item 2.03 - Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 3.02 - Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of

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Regulation D promulgated thereunder. The transaction does not involve a public offering. The investors are each an "accredited investor" and each investor has access to information about us and their investment.

Item 9.01 - Financial Statements and Exhibits.

Exhibit
No.        Description

10.10 Form of Subscription Document, Debenture, Warrant Certificate and Exercise Forms dated June 5, 2017, between the
            Company and the investors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  June 6, 2017.                Newgioco Group, Inc.


                                     Per: /s/ Michele Ciavarella, B.Sc.
                                         ------------------------------
                                          Michele Ciavarella
                                          Chairman of the Board
                                          Chief Executive Officer